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                                                                    EXHIBIT 4.4

         AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT AND WAIVER

          This AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT AND WAIVER dated as of November 6, 1997 is made by and among AutoZone, Inc., a Nevada corporation (formerly known as Auto Shack, Inc., a Delaware corporation) (the "Company"), Pittco Associates, L.P., a Delaware limited partnership ("Pittco"), Pittco Associates II, L.P., a Delaware limited partnership ("Pittco II"), KKR Partners II, L.P., a New York limited partnership ("KKR Partners"), KKR Associates, a New York limited partnership ("Associates") and certain stockholders of the Company.

          Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement dated as of February 18, 1987, as amended as of August 1, 1993 (the "Registration Rights Agreement"), by and among Auto Shack, Inc., a Delaware corporation, Pittco, Pittco II, KKR Partners, Associates and the Individuals.

          WHEREAS, pursuant to Section 4 of the Registration Rights Agreement, the Pittco Affiliates have the right to request that the Company file a registration statement (a "Pittco Registration Statement") and effect a registration of certain of the Registrable Securities held by the Pittco Affiliates (a "Registration Request");

          WHEREAS, as of the date hereof, all of the Individuals (except for Mr.
Hyde) can effect sales of all of the Registrable Securities held by such Individuals pursuant to Rule 144 of the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

          WHEREAS, the parties hereto desire to amend the Registration Rights Agreement to exclude from the definition of Registrable Securities, those shares of Stock that can be sold pursuant to Rule 144 of the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

          NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt an adequacy of which are hereby acknowledge, the parties hereto agree as follows:

     1. AMENDMENT. This Amendment No. 2 amends the Registration Rights Agreement in accordance with the provisions of Section 9(b) of the Registration Rights Agreement as follows:

          The definition of "Registrable Securities" in Section 2(a) shall be amended to read as follows:

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     REGISTRABLE SECURITIES - Any shares of the Stock issued in the Distribution or issuable pursuant to the Non-Qualified Stock Option Agreements. As to any particular Registrable Securities, once distributed such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they are distributed or may be distributed by any holder thereof (along with all of the other Registrable Securities held by such holder) to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) any disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

     2. WAIVER AND NOTIFICATION. Mr. Formanek hereby waives any right to receive written notice of any Registration Request and hereby notifies the Company that such Individual will not request that any shares of Registrable Securities held by such Individual be registered pursuant to any Pittco Registration Statement.

     3.   MISCELLANEOUS.

          (a) GOVERNING LAW. This Amendment No. 2 shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof.

          (b) COUNTERPARTS. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and make the same instrument, and it shall not be necessary in making proof of this Amendment No. 2 to produce or account for more than one such counterpart.

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          IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first written above.

KKR ASSOCIATES

By /S/ MICHAEL W. MICHELSON
------------------------------------
     General Partner


PITTCO ASSOCIATES, L.P.
By KKR Associates, General Partner

By /S/ MICHAEL W. MICHELSON
------------------------------------
     General Partner


PITTCO ASSOCIATES II, L.P.
By KKR Associates, General Partner

By /S/ MICHAEL W. MICHELSON
------------------------------------
     General Partner


KKR PARTNERS II, L.P.
By KKR Associates, General Partner

By /S/ MICHAEL W. MICHELSON
------------------------------------
     General Partner


AUTOZONE, INC.

By /s/  HARRY GOLDSMITH
------------------------------------
     Name:   Harry Goldsmith
     Title:  Senior Vice President
             and General Counsel


/s/  PETER R. FORMANEK
------------------------------------
Peter R. Formanek


/s/  J.R. HYDE, III
------------------------------------
Joseph R. Hyde, III

                                       S-1